Park City Group Reports Fiscal Year 2011 First Quarter Results

SaaS Subscription Revenues Increase 9% to Record Level

PARK CITY, UT – November 9, 2010 - Park City Group, Inc. (NYSE Amex: PCYG), a Software-as-a-Service provider of unique supply chain solutions for retailers and their suppliers, today announced recent developments and financial results for the fiscal year 2011 first quarter ended September 30, 2010.

Highlights:

•

Subscription revenues increased to over $1.5 million in 1QFY11, up by 9% from prior year

•

Supplier “backlog” of approximately 300 at end of quarter

•

Retailer hubs at end of quarter were 26, up by 3 from June 30, 2010

•

Eighth consecutive quarter of positive non-GAAP EBITDA

•

Delivered positive non-GAAP net income and EPS before dividends

•

Continued positive operating cash flow and debt reduction

•

Common stock commences trading on NYSE Amex

Commenting on the financial results, Randall K. Fields, Park City Group’s Chairman and CEO, said, “In addition to the milestone of our national exchange listing, we are pleased to report that very meaningful progress was achieved for our business during the first quarter of fiscal 2011.  Subscription revenues increased by 9%.  We continued to generate positive operating cash flow and non-GAAP net income as well as reported our eighth consecutive quarter of positive adjusted EBITDA.  Moreover, it is important to note that while we maintained these profitability measures, our focus this last quarter has been on process improvement and scalability enhancements to support our next significant phase of growth.

“During the first quarter, we identified areas for significant enhancements to a number of our operational processes that will support our planned growth, ranging from a new contracting process to a new accounting system.   By leveraging these upgrades, we believe we’ll be positioned to accommodate the increasing influx of customers without commensurate increases in overhead.  At the end of the first quarter of fiscal 2011, our retail customers (“hubs”) had grown to 26, a substantial increase as compared with 18 as of July 2009.  It is clear that we have not fully exploited the revenue potential of these hubs and their suppliers (“spokes”).  As a result of additional retail customers and the focus on internal process improvement, we currently have a “backlog” of approximately 300 supplier connections.  For comparison purposes, historically the largest number of supplier connections in any year was 100.  Given the first quarter’s scaling activities, we plan to accelerate our connections from 25 in the current quarter to in excess of 100 by the fourth quarter of this fiscal year, so long as the quality of those implementations achieves our standards.

“In addition to our accelerating retail hub initiatives, our growth strategy includes the implementation of two mega hubs this year.  We plan to begin the implementation of the first mega hub in our third quarter and we anticipate starting the installation of a second mega hub before the end of the fiscal year.  We have continued to carefully manage our expenses and reduced our debt by 4% since June 30, 2010.  Total operational spending (excluding a one-time charge for the settlement of a lawsuit) was down slightly when compared to the prior year even with the recent additions of several key people to our account management organization.  In light of the progress made in the first quarter, we are confident in achieving our goals for the full fiscal year 2011, including increased revenues, accelerated profitability, and further improvements in our financial condition.”

First Quarter Fiscal Year 2011 Results

For the first quarter of fiscal 2011, total subscription revenues were over $1.5 million, an increase of 9% from $1.4 million in the same period of the prior fiscal year.  Subscriptions comprised 60% of revenues in the 2011 first quarter, as compared with 53% in the first quarter of fiscal 2010.

Park City Group reported total revenue of $2.6 million for the first quarter of fiscal year 2011, a decrease from $2.7 million for the same quarter in fiscal 2010.  The decrease in total revenues was the result of reductions in license and maintenance revenue as well as professional services revenue.  Large one-time license sales and associated maintenance is expected to continue to decline over time as the Company focuses on its subscription-based services.  Professional services revenue decreased due to several one-time larger scale projects and development work handled in the fiscal 2010 first quarter when compared to projects in the most recent fiscal quarter.

Total operating expenses in the quarter ended September 30, 2010 were $2.8 million, consisting of the following: $892,000 for cost of revenues and product support; $620,000 for sales and marketing expenses; $1.1 million for general and administrative expenses; and $194,000 for depreciation and amortization.  Cost of services and product support expenses decreased from the prior year by 1.4%.  Sales and marketing expenses were modestly higher year-over-year, reflecting a 0.5% increase; general and administrative (G&A) expenses increased by 63.5% due to a one-time charge for the settlement of a lawsuit.  Excluding the one-time settlement charge, total operating expenses for the first quarter of this year decreased 2.5% when compared to the prior year first quarter.

The Company’s loss from operations on a GAAP basis was approximately ($204,000) for the fiscal 2011 first quarter due to the one-time settlement expense, as compared with income from operations of $311,000 in the prior year period.  Including the aforementioned one-time expense, the Company reported a GAAP net loss of ($302,000) in the first quarter of fiscal 2011 as compared with net income of $168,000 in the 2010 period.

On a non-GAAP basis, the Company reported its eighth consecutive quarter of positive adjusted EBITDA of $571,000.  The Company reported non-GAAP net income of $405,000 in the first quarter of fiscal 2011 as compared with net income of $383,000 in the 2010 period.  Non-GAAP net earnings applicable to common shareholders totaled $198,000 for the first quarter of 2011 versus $302,000 for the prior year period.

GAAP and Non-GAAP Highlights

In $000 except for per share

Unaudited results of operations

	Three Months Ended September 30
	2010	2009
GAAP
Net Revenue	$2,566	$2,689
Income (loss) from operations	($204)	$311
Net income (loss)	($302)	$168
Net income (loss) to common shareholders	($509)	$87
Earnings per diluted share	($0.05)	$0.01

Non-GAAP
EBITDA	$571	$720
Net income (loss)	$405	$383
Net income (loss) to common shareholders	$198	$302
Earnings per diluted share	$0.02	$0.03

Conference Call

The Company will host a conference call today at 4:30 P.M. Eastern to discuss the Company’s fiscal year 2011 first quarter financial results.  Shareholders and other interested parties may participate in the conference call by dialing (877) 278-9471 or (International) (763) 488-3310 and entering Conference ID #20029605.

A replay of the conference call will be accessible until November 16, 2010 by dialing (800) 642-1687 or (International) (706) 645-9291 and entering Conference ID #20029605.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world.  Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provide store level visibility and set the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

Park City Group is the only company to provide robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers.  Its solutions and services enable retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service.  These innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions.

For more information, go to www.parkcitygroup.com.

# # #

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) to common shareholders and non-GAAP earnings per share.  These measures may be different from non-GAAP financial measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.  Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures are included in the following tables.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other non-cash charges. Non-GAAP net income (loss) and non-GAAP net income (loss) to common shareholders excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities and amortization of acquired intangible assets. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, that may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. Non-GAAP pro-forma financial measures exclude certain items and consider non-GAAP results as if Park City Group, Inc. and Prescient were combined as of July 1, 2008.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

IR Contact
Jordan M. Darrow

Darrow Associates

(631) 367-1866

jdarrow@darrowir.com

-- tables to follow --

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	For the Three Months Ended September 30,
	2010	2009
Revenues:
Subscriptions	$ 1,549,547	$ 1,421,230
Maintenance and support	568,219	674,457
Professional services	290,220	392,704
License fees	158,000	201,010

Total revenues	2,565,986	2,689,401

Operating expenses:
Cost of revenues and product support	891,555	904,250
Sales and marketing	619,598	616,373
General and administrative	1,064,322	651,108
Depreciation and amortization	194,113	206,525

Total operating expenses	2,769,588	2,378,256

Income (loss) from operations	(203,602)	311,145

Other income (expense):
Gain on refinance of note payable	-	43,811
Other gains (losses)	-	24,185
Interest (expense) income, net	(98,491)	(210,747)

Total other (expense)	(98,491)	(142,751)

Income (loss) before income taxes	(302,093)	168,394

(Provision) benefit for income taxes	-	-

Net income (loss)	(302,093)	168,394

Dividends on preferred stock	(207,096)	(81,491)

Net loss applicable to common shareholders	$ (509,189)	$ 86,903

Weighted average shares, basic	10,950,000	10,600,000
Weighted average shares, diluted	10,950,000	10,602,000
Basic and diluted lincome (loss) per share	$ (0.05)	$ 0.01

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

	September 30, 2010	June 30, 2010
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$ 771,112	$ 1,157,431
Receivables, net of allowance of $58,313 and $72,000 at September 30, 2010 and June 30, 2010, respectively	1,379,086	1,031,020
Unbilled receivables	130,071	417,926
Prepaid expenses and other current assets	218,924	181,434

Total current assets	2,499,193	2,787,811

Property and equipment, net	492,824	544,576

Other assets:
Deposits and other assets	23,287	23,287
Customer relationships	3,501,704	3,607,283
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	350,994	281,686

Total other assets	8,681,918	8,718,189

Total assets	$ 11,673,935	$ 12,050,576

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$ 613,285	$ 574,847
Accrued liabilities	955,196	1,286,218
Deferred revenue	1,321,490	1,364,390
Capital lease obligations	134,756	132,184
Lines of credit	600,000	600,000
Note payable	2,285,065	766,705

Total current liabilities	5,909,792	4,724,344

Long-term liabilities:
Notes payable, less current portion	1,234,202	2,920,602
Capital lease obligations, less current portion	114,076	148,749

Total liabilities	7,258,070	7,793,695

Commitments and contingencies

Stockholders' equity
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 656,426 and 648,396 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	6,564	6,484
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 411,927 shares issued and outstanding at September 30, 2010	4,119	-
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,072,626 and 10,884,364 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	110,726	108,844
Additional paid-in capital	34,663,342	29,881,977
Subscription payable for Series B Convertible Preferred Stock	-	4,119,273
Accumulated deficit	(30,368,886)	(29,859,697)

Total stockholders' equity	4,415,865	4,256,881

Total liabilities and stockholders' equity	$ 11,673,935	$ 12,050,576

PARK CITY GROUP, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

	September 30, 2010	June 30, 2010
	(unaudited)
Commitments and contingencies

Stockholders' equity
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 656,426 and 648,396 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	6,564	6,484
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 411,927 shares issued and outstanding at September 30, 2010	4,119	-
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,072,626 and 10,884,364 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	110,726	108,844
Additional paid-in capital	34,663,342	29,881,977
Subscription payable for Series B Convertible Preferred Stock	-	4,119,273
Accumulated deficit	(30,368,886)	(29,859,697)

Total stockholders' equity	4,415,865	4,256,881

Total liabilities and stockholders' equity	$ 11,673,935	$ 12,050,576

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP EBITDA

(In $000’s)

Unaudited results of operations

	For The Three Months Ended September 30,
	2010	2009

Net Income (loss)	($ 302)	$ 168

Non-GAAP EBITDA Reconciliation Adjustments:
Depreciation and amortization	194	207
Bad debt expense	0	45
Interest, net	98	211
Stock based compensation	131	85
One-time expenses (stock and cash)	450	0
Acquisition related costs (1)	0	4

Adjusted Non-GAAP EBITDA	$ 571	$ 720

(1)

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net Income (Loss)

(In $00’s)

Unaudited results of operations

	For The Three Months Ended September 30,
	2010	2009

Net Income (Loss)	($ 302)	$ 168

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	131	85
One-time expenses (stock and cash)	450	0
Acquisition related costs (1)	0	4
Acquisition related amortization (1)	126	126

Adjusted Non-GAAP Net Income	$ 405	$ 383

(1)

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net Income (Loss) to Common Shareholders and EPS

(In $00’s, except per share)

Unaudited results of operations

	For The Three Months Ended September 30,
	2010	2009

Net Income (Loss) to Common Shareholders	($509)	$ 87

Non-GAAP Net Income (Loss) to Common Shareholders Reconciliation Adjustments:
Stock based compensation	131	85
One-time expenses (stock and cash)	450	0
Acquisition related costs (1)	0	4
Acquisition related amortization (1)	126	126

Adjusted Non-GAAP Net Income to Common Shareholders	$ 198	$ 302

Weighted average shares, diluted	10,950,000	10,602,000
Adjusted Non-GAAP EPS, diluted	$ 0.02	$ 0. 03

(1)

Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.